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                                                                      Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-32215, 333-73173) and S-8 (No. 333-93269,
333-09821, 333-22059, 333-22037, 333-22313, 333-35790, 33-65269, 33-44314,
2-86275, 2-86274) of Xerox Corporation of our report dated June 26, 2002, which contains an explanatory paragraph indicating that the Company's 1999 and 2000 consolidated financial statements, previously audited by other independent accountants, has been restated, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Stamford, CT
July 10, 2002